                                                                   EXHIBIT 25(e)

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                         ____________________________

                      THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
           ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        _____________________________

                         LINCOLN NATIONAL CAPITAL VI
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


INDIANA                                                   TO BE APPLIED FOR
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


200 EAST BERRY STREET
FORT WAYNE, INDIANA                                       46802-2706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                             PREFERRED SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.        GENERAL INFORMATION.  FURNISH THE FOLLOWING
               INFORMATION AS TO THE TRUSTEE:

               (A) NAME AND ADDRESS OF EACH EXAMINING OR
               SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C.,
               Federal Deposit Insurance Corporation,
               Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

               (B) WHETHER IT IS AUTHORIZED TO EXERCISE
               CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.


ITEM 2.        AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
               IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
               SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16.       LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
               PART OF THIS STATEMENT OF ELIGIBILITY.

               1. A copy of the articles of association of the
                  trustee now in effect.*

               2. A copy of the certificates of authority of the
                  trustee to commence business.*

               3. A copy of the authorization of the trustee to
                  exercise corporate trust powers.*

               4. A copy of the existing by-laws of the trustee.*

               5. Not Applicable.

               6. The consent of the trustee required by
                  Section 321(b) of the Act.

               7. A copy of the latest report of condition of the
                  trustee published pursuant to law or the requirements of its supervising or examining authority.

           8. Not Applicable.

           9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 13th day of April, 1998.


           THE FIRST NATIONAL BANK OF CHICAGO,
           TRUSTEE

           By  /s/ John R. Prendiville
               John R. Prendiville
               Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                  EXHIBIT 6



                     THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                            April 13, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of a guarantee agreement between Lincoln Capital VI and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        THE FIRST NATIONAL BANK OF CHICAGO


                        By   /s/ John R. Prendiville
                             John R. Prendiville
                             Vice President

                                  EXHIBIT 7


Legal Title of Bank:               The First National Bank of Chicago        Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                           One First National Plaza, Ste 0303                                          Page RC-1
City, State  Zip:                  Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                    DOLLAR AMOUNTS IN                   C400
                                                                                                     ----------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a.  Noninterest-bearing balances and currency and coin(1)                                        0081     4,267,336    1.a.
    b.  Interest-bearing balances(2)                                                                 0071     6,893,837    1.b.
2.  Securities
    a.  Held-to-maturity securities(from Schedule RC-B, column A)                                    1754             0    2.a.
    b.  Available-for-sale securities (from Schedule RC-B, column D)............                     1773     5,691,722    2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                           1350     6,339,940    3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)                                                                 RCFD 2122 25,202,984                          4.a.
    b. LESS: Allowance for loan and lease losses                             RCFD 3123    419,121                          4.b.
    c. LESS: Allocated transfer risk reserve                                 RCFD 3128          0                          4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                          2125    24,783,863    4.d.
5.  Trading assets (from Schedule RD-D)                                                              3545     6,703,332    5.
6.  Premises and fixed assets (including capitalized leases)                                         2145       743,426    6.
7.  Other real estate owned (from Schedule RC-M)                                                     2150         7,727    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                                   2130       134,959    8.
9.  Customers' liability to this bank on acceptances outstanding                                     2155       644,340    9.
10. Intangible assets (from Schedule RC-M)                                                           2143       268,501    10.
11. Other assets (from Schedule RC-F)                                                                2160     2,004,432    11.
12. Total assets (sum of items 1 through 11)                                                         2170    58,483,415    12.

_____________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago  Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                             Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------


SCHEDULE RC-CONTINUED

                                                                             DOLLAR AMOUNTS IN
                                                                                 Thousands                   BIL MIL THOU
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                                RCON 2200   21,756,846     13.a
        (1) Noninterest-bearing(1)                                           RCON 6631  9,197,227                             13.a.1
        (2) Interest-bearing                                                 RCON 6636    559,619                             13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                                         RCFN 2200   14,811,410     13.b.
        (1) Noninterest bearing                                              RCFN 6631    332,801                             13.b.1
        (2) Interest-bearing                                                 RCFN 6636 14,478,609                             13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                                RCFD 2800    4,535,422     14
15.  a. Demand notes issued to the U.S. Treasury                                                   RCON 2840       43,763     15.a
     b. Trading Liabilities(from Schedule RC-D)...................................                 RCFD 3548    6,523,239     15.b
16.  Other borrowed money:
     a. With a remaining  maturity of one year or less                                             RCFD 2332    1,360,165     16.a
     b. With a remaining  maturity of than one year through three years                                 A547      576,492     16.b
     c.  With a remaining maturity of more than three years ......................                      A548      703,981     16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                                       RCFD 2920      644,341     18
19.  Subordinated notes and debentures (2)                                                         RCFD 3200    1,700,000     19
20.  Other liabilities (from Schedule RC-G)                                                        RCFD 2930    1,322,077     20
21.  Total liabilities (sum of items 13 through 20)                                                RCFD 2948   53,987,736     21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                                 RCFD 3838            0     23
24.  Common stock                                                                                  RCFD 3230      200,858     24
25.  Surplus (exclude all surplus related to preferred stock)                                      RCFD 3839    2,999,001     25
26.  a. Undivided profits and capital reserves                                                     RCFD 3632    1,273,239     26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                                 RCFD 8434       24,096     26.b.
27.  Cumulative foreign currency translation adjustments                                           RCFD 3284       (1,515)    27
28.  Total equity capital (sum of items 23 through 27)                                             RCFD 3210    4,495,679     28
29.  Total liabilities and equity capital (sum of items 21 and 28)                                 RCFD 3300   58,483,415     29


Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most
     comprehensive level of auditing work performed for the bank by independent external                             Number
     auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724.................N/A         M.1
1 =  Independent audit of the bank conducted in accordance           4 =  Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company          5 =  Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing            auditors
      standards by a certified public accounting firm which          6 =  Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company                auditors
      (but not on the bank separately)                               7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                 8 =  No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

____________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.